Exhibit 23.2

                    Consent of Independent Public Accountants

      As independent public accountants, we hereby consent to the use of our report (and to all references to our firm) included in or made part of this registration statement.

                                                     ROSENBERG RICH BAKER BERMAN
                                                      & COMPANY

Bridgewater, New Jersey
January 9, 2001


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